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                                                                   Exhibit 10.44


                              ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT (the "Agreement") is made effective as of May 16, 2000 (the "effective date"), by and among Pioneer Forest, L.L.C., a Delaware limited liability company ("PFLLC"), The Pioneer Group, Inc., a Delaware corporation ("PGI"), and Closed Joint-Stock Company "Forest-Starma", a Russian legal entity ("Forest-Starma"). PFLLC, PGI and Forest-Starma are collectively referred to herein as the "Parties" and each individually as a "Party".

                                   WITNESSETH

     WHEREAS, PGI has agreed to provide certain services to Forest-Starma, pursuant to the terms of that Services Agreement, dated as of January 5, 1994, entered into between Forest-Starma and PGI (the foregoing hereafter referred to as the "Services Agreement");

     WHEREAS, PGI desires to assign to PFLLC, as of the effective date hereof, all of PGI's rights, title and interest in and to the Services Agreement, including all amounts currently owed to PGI by Forest-Starma thereunder; and

     WHEREAS, PFLLC desires to accept the foregoing assignment and to assume, as of the effective date hereof, all liabilities, obligations, claims, costs and expenses of PGI arising under the Services Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

1. PGI hereby absolutely and unconditionally assigns, transfers, conveys and surrenders to PFLLC all of PGI's rights, title and interest in and to the Services Agreement, including all amounts currently owed by Forest-Starma to PGI thereunder, and all benefits and rights relating thereto, as well as all of PGI's obligations arising under the Services Agreement as of the date hereof.

2. PFLLC hereby accepts the foregoing assignment and assumes, as of the effective date hereof, all liabilities, obligations, claims, costs and expenses of PGI arising under the Services Agreement in respect of the period from and after the effective date hereof, and hereby agrees to perform and observe all of the covenants therein contained to be performed and observed by PGI from and after the effective date hereof.

3. Forest-Starma hereby expressly agrees to the assignment by PGI to PFLLC of the Services Agreement as contemplated herein.




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4.   PFLLC and Forest-Starma hereby expressly agree to hold harmless and indemnify PGI, its officers, directors, employees, representatives and agents from and against all losses, liabilities and expenses incurred by any of them arising from, relating to or in connection with the Services Agreement and the assignment thereof unless caused by PGI's willful misconduct or bad faith. This indemnification includes, but is not limited to, any and all taxes, fees, charges, fines, penalties or any other costs assessed or levied by any governmental authority in the United States of America, the Russian Federation or elsewhere, and also costs of investigation and defense (including, but not limited to, attorneys fees).

5. PFLLC and Forest-Starma, jointly and severally, hereby release and forever discharge PGI from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, judgments, obligations, claims and demands whatsoever, of whatever kind, which PFLLC and/or Forest-Starma may have against PGI with respect to the assignment by PGI to PFLLC of all of PGI's rights, title and interest in and to the Service Agreement in accordance with this Agreement.

6. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and assigns.

7. The Parties shall execute such other instruments as may be reasonably required by any other Party to carry out the purposes and intent of this Agreement and to fulfill their respective obligations.

8. This Agreement shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof.

9. The Parties shall resolve all disputes and controversies arising under this Agreement through negotiations. If the Parties cannot resolve a dispute through negotiations within 30 (thirty) calendar days from the day the dispute arises, the Parties shall refer the dispute to an arbitrator in Boston, Massachusetts, USA in accordance with the Rules of the American Arbitration Association. An award of the arbitrator shall be enforceable at any court of competent jurisdiction. This award shall be final and cannot be appealed by the Parties.



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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers or agents, effective as of the date first above written.


                              PIONEER FOREST, L.L.C.

                              By: /s/ Stephen G. Kasnet
                                 -------------------------------
                              Its: President
                              Date: May 16, 2000


                              THE PIONEER GROUP, INC.

                              By: /s/ Eric Reckard                    [SEAL]
                                 -------------------------------
                              Its: Executive Vice President
                              Date: May 16, 2000


                              CLOSED JOINT-STOCK COMPANY
                              "FOREST-STARMA"

                              By: /s/ David B. Daggett
                                 -------------------------------
                              Its: General Director F.S.
                              Date: May 25, 2000



                              By: /s/ Valery Limarenko                [SEAL]
                                 -------------------------------
                              Its: First Deputy General Director
                              Date: May 16, 2000



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